UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2013

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2013, Mr. Daren Shaw was appointed as a Director of Profire Energy, Inc. (the “Company”).  Mr. Shaw was appointed by the Company’s Board of Directors to fill one of the vacant directorships on the Company’s Board of Directors.  Mr. Shaw will serve until the next election of Directors and until the election and qualification of his successor.  Following is a brief description of Mr. Shaw’s background and business experience:

Mr. Shaw has served for more than 25 years in leadership capacities with several financial services firms.  Mr. Shaw currently serves as a Managing Director of Investment Banking at D.A. Davidson & Co., a middle-market full-service investment banking and brokerage firm.  During his term as Managing Director at D.A. Davidson & Co., Mr. Shaw has served on the Senior Management Committee and Board of Directors and as the lead investment banker in a wide variety of transactions including public stock offerings, private placements, and mergers and acquisitions.  Mr. Shaw joined D.A. Davidson & Co., in 1997.  Mr. Shaw also served for 12 years with Pacific Crest Securities (formerly known as Gallagher Capital Corp.), in various roles, including Managing Director.  Since 2012, Mr. Shaw has served as a member of the Board of Directors of The Ensign Group, Inc., a provider of skilled nursing and rehabilitative care services with more than 100 facilities located in 11 states.  He currently serves as Chairman of The Ensign Group’s audit committee and also serves on The Ensign Group’s nominating and corporate governance, compensation, and special investigation committees.  The Ensign Group is an SEC registrant.  Mr. Shaw has also served as a member of the Board of Directors of Agri-Services, Inc., an agricultural equipment dealer based in Twin Falls, Idaho, since 2010, and as a member of the Board of Directors of Cadet Manufacturing, a zonal electric heater manufacturer based in Vancouver, Washington, since 2005.  Mr. Shaw is 56 years old.  We considered Mr. Shaw's extensive experience and leadership in the financial services industry and on the boards of directors of public and private companies in determining that he should serve as a director of the Company.

In exchange for his service on the Company’s Board of Directors, Mr. Shaw will be paid a fee of $2,000 per month and will annually be awarded a stock option grant of 100,000 shares.  The terms and conditions of the stock option grant, including exercise price, vesting, etc., will be determined at the time of the option grant is awarded, which the Company anticipates will occur in the near future.

Item 7.01.                      Regulation FD Disclosure.

On August 1, 2013, the Company issued a press release announcing Mr. Shaw’s appointment to the Company’s Board of Directors.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The information furnished in this Current Report on Form 8-K, including exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Profire Energy, Inc. press release dated August 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: August 1, 2013	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Profire Energy, Inc. press release dated August 1, 2013

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